Exhibit 4.2


                                      NOTE
                                      ----

$30,000,000                                                      August 28, 1997

         FOR VALUE RECEIVED, the undersigned, CORNERSTONE REALTY INCOME TRUST, INC., a corporation organized under the laws of Virginia (the "Borrower") hereby promises to pay to the order of FIRST UNION NATIONAL BANK (the "Lender"), at the times, at the place and in the manner provided in the Line of Credit Agreement hereinafter referred to, the principal sum of up to Thirty Million Dollars ($30,000,000), or, if less, the aggregate unpaid principal amount of all Loans disbursed by the Lender under the Line of Credit Agreement referred to below, together with interest at the rates as in effect from time to time with respect to each portion of the principal amount hereof, determined and payable as provided in Article II of the Line of Credit Agreement.

         This Note is a Note referred to in, and is entitled to the benefits of, the Line of Credit Agreement dated as of August 28, 1997 (as amended, restated or otherwise modified, the "Line of Credit Agreement") between Borrower, the lenders party thereto and First Union National Bank as Agent for the Lenders. The Line of Credit Agreement contains, among other things, provisions for the time, place and manner of payment of this Note, the determination of the interest rate borne by and fees payable in respect of this Note, acceleration of the payment of this Note upon the happening of certain stated events and the mandatory repayment of this Note under certain circumstances.

         The Borrower agrees to pay on demand all actual costs of collection, including reasonable attorneys' fees, if any part of this Note, principal or interest, is collected after maturity with the aid of an attorney.

         Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF VIRGINIA.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be executed under seal by a duly authorized officer as of the day and year first above written.


[CORPORATE SEAL]                    CORNERSTONE REALTY INCOME TRUST, INC.

                                    By: /s/ Glade M. Knight
                                       -----------------------------------------
                                    Name: Glade M. Knight
                                         ---------------------------------------
                                    Title: Chief Executive Officer and President
                                          --------------------------------------